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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: May 11, 1998





                      ASPECT TELECOMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)




               CALIFORNIA                                   95-3962471
    (State or other jurisdiction of                (I.R.S. Identification No.)
Employer incorporation or organization)




                                 1730 FOX DRIVE
                         SAN JOSE, CALIFORNIA 95131-2312
               (Address of principal executive offices) (Zip code)


                                 (408) 325-2200
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On May 11, 1998, pursuant to an Agreement and Plan of Merger dated April 1, 1998 (the "Merger Agreement") among Aspect Telecommunications Corporation (the "Registrant" or the "Company"), Venus Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant ("Sub"), and Voicetek Corporation, a Massachusetts corporation ("Voicetek"), related Articles of Merger dated May 11, 1998 between Sub and Voicetek filed with the Secretary of State of the Commonwealth of Massachusetts, and a related Certificate of Merger dated May 11, 1998 filed with the Secretary of State of the State of Delaware, Sub was merged with and into Voicetek and Voicetek, as the surviving corporation, became a wholly-owned subsidiary of the Registrant (the "Merger").

        Pursuant to the Merger Agreement, the Registrant paid approximately $72 million in cash for all Voicetek common and preferred shares outstanding, converted all outstanding Voicetek options into options to purchase approximately 450,000 shares of Registrant's common stock with a fair value of approximately $11.0 million and assumed certain operating assets and liabilities of Voicetek. The Registrant expects to record a one-time charge against after-tax earnings of between $65 to $70 million ($1.20 and $1.30 per share) for purchased in-process technology and development expense in the quarter ending June 30, 1998. The source of the funds paid by the Company under the Merger Agreement was the Company's cash, cash equivalents and short term investments. The purchase price was agreed upon in arms' length negotiation of the terms of the Merger. The Registrant received an opinion from its financial advisor that the Merger was fair to the Registrant's shareholders from a financial point of view. The Merger will be treated by the Registrant as a purchase for accounting purposes.

        Voicetek is a leading provider of software platforms and application solutions, including highly scalable, mission-critical interactive voice response ("IVR") and network-deployed enhanced services solutions.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a), (b) It is impracticable for the Registrant to provide the required financial statements as of the filing of this report. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Registrant expects that the required financial statements will be filed as soon as they are available, and in no event later than July 25, 1998.

        (c)    Exhibits.

               2.1 Agreement and Plan of Merger dated April 1, 1998, among the Registrant, Venus Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant, and Voicetek Corporation, a Massachusetts corporation.

               20.1   Press release of the Company, dated May 11, 1998.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       ASPECT TELECOMMUNICATIONS CORPORATION
                                       (Registrant)



Date:  May 22, 1998                    By: /s/ Eric J. Keller
                                           ------------------------------------
                                           Eric J. Keller
                                           Vice President, Finance and Chief
                                           Financial Officer (Principal
                                           Financial and Accounting Officer)



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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER         DESCRIPTION
------         -----------
2.1            Agreement and Plan of Merger dated April 1, 1998, among the
               Registrant, Venus Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant, and Voicetek
               Corporation, a Massachusetts corporation.

20.1           Press release of the Company, dated May 11, 1998.



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